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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-28253 as subsequently amended and filed with the Securities and Exchange Commission on January 8, 2003, Registration Statement No. 333-95631, Registration Statement No. 333-51855 and Registration Statement No. 333-102399 of PanAmSat Corporation on Form S-8 of our report dated June 28, 2004 appearing in this Annual Report on Form 11-K of the PanAmSat Corporation Retirement Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

June 28, 2004
Stamford, Connecticut

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM